REPORT OF INDEPENDENT
REGISTERED PUBLIC
ACCOUNTING FIRM



To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Glendora, California 91740


In planning and performing our audit
of the financial statements of Horizon
Spin-off and Corporate Restructuring
Fund (the Fund), a series of Investment
Managers Series Trust, as of and for the year ended April 30, 2016, in accordance with the standards of the Public Company Accounting Oversight
Board (United States), we considered
their internal control over financial
reporting, including control activities for safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, but not for the purpose of
expressing an opinion on the
effectiveness of the Funds internal
control over financial reporting.
Accordingly, we express no such
opinion.

The management of the Fund is
responsible for establishing and
maintaining effective internal control
over financial reporting.   In fulfilling
this responsibility, estimates and
judgments by management are required
to assess the expected benefits and
related costs of controls.   A companys
internal control over financial reporting
is a process designed to provide
reasonable assurance regarding the
reliability of financial reporting and the
preparation of financial statements for
external purposes in accordance with
generally accepted accounting
principles.   A companys internal control
over financial reporting includes those
policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of inherent limitations, internal
control over financial reporting may not
prevent or detect misstatements.   Also,
projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls may
become inadequate because of changes
in conditions, or that the degree of
compliance with the policies or
procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not
allow management or employees, in the
normal course of performing their
assigned functions, to prevent or detect
misstatements on a timely basis.   A
material weakness is a deficiency, or
combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the companys annual or interim financial statements will not be prevented or detected on a timely basis.





To the Shareholders and
Board of Trustees of
Investment Managers Series Trust
Page Two





Our consideration of the Funds internal
control over financial reporting was for the
limited purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in internal control
that might be material weaknesses under
standards established by the Public
Company Accounting Oversight Board
(United States).   However, we noted no
deficiencies in the Funds internal control over financial reporting and its operation, including controls for safeguarding securities, which we consider to be material weaknesses, as defined above, as of April
30, 2016.

This report is intended solely for the
information and use of management,
Shareholders and Board of Trustees of
Investment Managers Series Trust and the
Securities and Exchange Commission, and
is not intended to be and should not be used by anyone other than these specified parties.




/S/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
June 29, 2016